EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Craig R. Ramsey, state and attest that:

To the best of my knowledge, based upon a review of the covered reports of AMC Entertainment Inc., and, except as corrected or supplemented in a subsequent covered report:

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

I have reviewed the contents of this statement with the Audit Committee of AMC Entertainment Inc.

In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

Annual Report on Form 10-K for the fiscal year ended March 28, 2002 of

AMC Entertainment Inc.;

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of AMC Entertainment Inc., filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing.

/s/ Craig R. Ramsey                                                                  Subscribed and sworn to

Craig R. Ramsey                                                                      before me this 13 day of

August 13, 2002                                                                       August 2002.

Date

Kathryne A. Gray

                                                                                                Notary Public

                                                                                                My Commission Expires:

                                                                                                December 22, 2005